As filed with the Securities and Exchange Commission on May 4, 1995
                                        Registration Statement No. 33-_______
        =====================================================================

                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549
                               _________________________

                                        FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________________

                                  THE GOOD GUYS, INC.
                 (Exact name of registrant as specified in its charter)

                       Delaware                          94-2366177
             (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)          Identification No.)

                 7000 Marina Boulevard, Brisbane, California 94005-1840
             (Address of Principal Executive Offices)          (Zip Code)

                               1994 Stock Incentive Plan
                              Employee Stock Purchase Plan
                                (Full title of the plan)

                    John P. Goldsberry, III, Chief Financial Officer
                                  The Good Guys, Inc.
                                 7000 Marina Boulevard
                            Brisbane, California  94005-1840
              (Name and address, including zip code, of agent for service)

                                     (415) 615-5000
             (Telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

     Title of
    Securities     Amount to   Proposed Maximum  Proposed Maximum   Amount of
      to be            be       Offering Price       Aggregate     Registration
    Registered     Registered      per Share      Offering Price       Fee

 Common Stock,
 par value $.001
 per share:
   1994 Stock
   Incentive
   Plan           1,000,000        $9.5625*      $9,562,500*        $3,297.41
   Employee
   Stock
   Purchase Plan    500,000        $9.5625*      $4,781,250*        $1,648.70
  *Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on
   May 2, 1995

                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                       The following documents are incorporated by
             reference in this registration statement:

                       (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                       (b) All other reports, if any, filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1994;

                       (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 6, 1986 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                       All documents filed by the Registrant pursuant to
             Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

             Item 4.  DESCRIPTION OF SECURITIES.

                       Not applicable; the class of securities to be
             offered is registered under Section 12 of the Exchange Act.

             Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                       Not applicable.

             Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                       As permitted by sections 102 and 145 of the
             Delaware General Corporation Law, the Registrant's



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             certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

                       The Registrant's bylaws provide for indemnification
             of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

                       The Registrant also maintains an insurance policy
             insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

                       There is no litigation pending, and neither the
             Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

             Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                       Not applicable.









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             Item 8.  EXHIBITS.

             Exhibit
             Number    Description of Document

             4.1       1994 Stock Incentive Plan.

             4.2       Employee Stock Purchase Plan, as amended.

             5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

             23.1      Consent of Deloitte & Touche.

             23.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in
                       Exhibit 5.1).

             24.1      Powers of Attorney.

             Item 9.  UNDERTAKINGS.

                       (a)  The undersigned Registrant hereby undertakes:

                            (1)  To file, during any period in which
                       offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To include any prospectus required
                            by section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any
                            facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                 (iii)     To include any material
                            information with respect to the plan of
                            distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in



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                       periodic reports filed by the Registrant pursuant
                       to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       (b) The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against




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                  public policy as expressed in the Act and will be
                  governed by the final adjudication of such issue.





















































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                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California on the 4th day of May, 1995.

                              THE GOOD GUYS, INC.


                              By /s/ ROBERT A. GUNST
                                   Robert A. Gunst
                                   President and Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           /s/ ROBERT A. GUNST         Director, President and  May 4, 1995
           (Robert A. Gunst)           Chief Executive Officer
                                       (Principal Executive
                                       Officer)

           /s/ JOHN P. GOLDSBERRY, III Vice President, Chief    May 4, 1995
           (John P. Goldsberry, III)   Financial Officer and
                                       Secretary (Principal
                                       Financial Officer and
                                       Principal Accounting
                                       Officer)

            RONALD A. UNKEFER*         Chairman of the Board    May 4, 1995
           (Ronald A. Unkefer)

            STANLEY R. BAKER*          Director                 May 4, 1995
           (Stanley R. Baker)

            RUSSELL M. SOLOMON*        Director                 May 4, 1995
           (Russell M. Solomon)

            JOHN E. MARTIN*            Director                 May 4, 1995
           (John E. Martin)

            W. HOWARD LESTER*          Director                 May 4, 1995
           (W. Howard Lester)

           *By /s/ ROBERT A. GUNST
               Robert A. Gunst,
               Attorney-in-Fact




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                                   INDEX TO EXHIBITS


             Exhibit
             Number       Description of Document
             _______      _______________________

             4.1          1994 Stock Incentive Plan.

             4.2          Employee Stock Purchase Plan, as amended.

             5.1          Opinion of Howard, Rice,
                          Nemerovski, Canady, Falk & Rabkin,
                          A Professional Corporation.

             23.1         Consent of Deloitte & Touche.

             23.2         Consent of Howard, Rice,
                          Nemerovski, Canady, Falk & Rabkin,
                          A Professional Corporation
                          (included in Exhibit 5.1).

             24.1         Powers of Attorney.
































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